EXHIBIT 4(B)-96
===========================================================================

                           PECO ENERGY COMPANY

                                    TO

                      FIRST FIDELITY BANK, NATIONAL
                           ASSOCIATION, TRUSTEE

                                ----------

                        NINETY-SIXTH SUPPLEMENTAL
                          INDENTURE DATED AS OF
                               JULY 1, 1994

                                    TO

                       FIRST AND REFUNDING MORTGAGE

                                    OF

                      THE COUNTIES GAS AND ELECTRIC
                                 COMPANY

                                    TO

                     FIDELITY TRUST COMPANY, TRUSTEE
                            DATED MAY 1, 1923

                                ----------

                        MEDIUM-TERM NOTE SERIES B

===========================================================================

    THIS SUPPLEMENTAL INDENTURE dated as of July 1, 1994, by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the Company), party of the first part, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter called the Trustee), as Trustee under the Mortgage hereinafter mentioned, party of the second part, Witnesseth that

    WHEREAS, The Counties Gas and Electric Company (hereinafter called Counties Company), a Pennsylvania corporation and a predecessor to the Company, duly executed and delivered to Fidelity Trust Company, a Pennsylvania corporation to which the Trustee is successor, as Trustee, a certain indenture of mortgage and deed of trust dated May 1, 1923 (hereinafter called the Mortgage), to provide for the issue of, and to secure, its First and Refunding Mortgage Bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage, the initial series of Bonds being designated the 6% Series of 1923, and the terms and provisions of other series of bonds secured by the Mortgage to be determined as provided in the Mortgage; and

    WHEREAS, thereafter Counties Company, Philadelphia Suburban-Counties Gas and Electric Company (hereinafter called Suburban Company), and the Company, respectively, have from time to time executed and delivered indentures supplemental to the Mortgage, providing for the creation of additional series of bonds secured by the Mortgage and for amendment of certain of the terms and provisions of the Mortgage and of indentures supplemental thereto, or evidencing the succession of Suburban Company to Counties Company and of the Company to Suburban Company, such indentures supplemental to the Mortgage, the respective dates, parties thereto, and purposes thereof, being as follows:

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
First                    Counties Company to          Bonds of 5% Series of
  September 1, 1926        Fidelity-Philadelphia        1926
                           Trust Company
                           (Successor to Fidelity
                           Trust Company)

Second                   Suburban Company to          Evidencing succession of
  May 1, 1927              Fidelity-Philadelphia        Suburban Company to
                           Trust Company                Counties Company

Third                    Suburban Company to          Bonds of 4-1/2% Series
  May 1, 1927              Fidelity-Philadelphia        due 1957; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage

Fourth                   Suburban Company to          Additional bonds of
  November 1, 1927         Fidelity-Philadelphia        4-1/2% Series due 1957
                           Trust Company

Fifth                    Company to                   Evidencing succession of
  January 31, 1931         Fidelity-Philadelphia        Company to Suburban
                           Trust Company                Company

Sixth                    Company to                   Bonds of 4% Series due
  February 1, 1931          Fidelity-Philadelphia       1971
                            Trust Company

Seventh                  Company to                   Bonds of 3-1/2% Series
  March 1, 1937            Fidelity-Philadelphia        due 1967; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage

Eighth                   Company to                   Bonds of 2-3/4% Series
  December 1, 1941         Fidelity-Philadelphia        due 1971; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage

Ninth                    Company to                   Bonds of 2-3/4% Series
  November 1, 1944         Fidelity-Philadelphia        due 1967 and 2-3/4%
                           Trust Company                Series due 1974;
                                                        amendment of certain
                                                        provisions of Mortgage

Tenth                    Company to                   Bonds of 2-3/4% Series
  December 1, 1946         Fidelity-Philadelphia        due 1981; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage*

Eleventh                 Company to                   Bonds of 2-7/8% Series
  February 1, 1948         Fidelity-Philadelphia        due 1978*
                           Trust Company

Twelfth                  Company to                   Bonds of 3-1/4% Series
  January 1, 1952          Fidelity-Philadelphia        due 1982*
                           Trust Company

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
Thirteenth               Company to                   Bonds of 3-7/8% Series
  May 1, 1953              Fidelity-Philadelphia        due 1983*
                           Trust Company

Fourteenth               Company to                   Bonds of 3-1/8% Series
  December 1, 1953         Fidelity-Philadelphia        due 1983*
                           Trust Company

Fifteenth                Company to                   Bonds of 3-1/8% Series
  April 1, 1955            Fidelity-Philadelphia        due 1985*
                           Trust Company

Sixteenth                Company to                   Bonds of 4-5/8% Series
  September 1, 1957        Fidelity-Philadelphia        due 1987; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage*

Seventeenth              Company to                   Bonds of 3-3/4% Series
  May 1, 1958              Fidelity-Philadelphia        due 1988; amendment of
                           Trust Company                certain provisions of
                                                        Mortgage*

Eighteenth               Company to                   Bonds of 4-3/8% Series
  December 1, 1958         Fidelity-Philadelphia        due 1986*
                           Trust Company

Nineteenth               Company to                   Bonds of 5% Series
  October 1, 1959          Fidelity-Philadelphia        due 1989*
                           Trust Company

Twentieth                Company to                   Bonds of 4-1/2% Series
  May 1, 1964              Fidelity-Philadelphia        due 1994*
                           Trust Company

Twenty-first             Company to                   Bonds of 6% Series due
  October 15, 1966         Fidelity-Philadelphia        1968-1973*
                           Trust Company

Twenty-second            Company to The Fidelity      Bonds of 5-1/4% Series
  June 1, 1967             Bank (formerly               due 1968-1973 and
                           Fidelity-Philadelphia        5-3/4% Series due
                           Trust Company)               1977*

Twenty-third             Company to The Fidelity      Bonds of 6-1/8% Series
  October 1, 1967          Bank                         due 1997*

Twenty-fourth            Company to The Fidelity      Bonds of 6-1/2% Series
  March 1, 1968            Bank                         due 1993; amendment
                                                        of Article XIV of
                                                        Mortgage*

Twenty-fifth             Company to The Fidelity      Bonds of 1968 Series
  September 10, 1968       Bank                         due 1969-1976*

Twenty-sixth             Company to The Fidelity      Bonds of 8% Series due
  August 15, 1969          Bank                         1975*

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
Twenty-seventh           Company to The Fidelity      Bonds of 9% Series due
  February 1, 1970         Bank                         1995*

Twenty-eighth            Company to The Fidelity      Bonds of 8-1/2% Series
  May 1, 1970              Bank                         due 1976*

Twenty-ninth             Company to The Fidelity      Bonds of 7-3/4% Series
  December 15, 1970        Bank                         due 2000*

Thirtieth                Company to The Fidelity      Bonds of 8-1/4% Series
  August 1, 1971           Bank                         due 1996*

Thirty-first             Company to The Fidelity      Bonds of 7-3/8% Series
  December 15, 1971        Bank                         due 2001; amendment
                                                        of Article XI of
                                                        Mortgage*

Thirty-second            Company to The Fidelity      Bonds of 7-1/2% Series
  June 15, 1972            Bank                         due 1998*

Thirty-third             Company to The Fidelity      Bonds of 7-1/2% Series
  January 15, 1973         Bank                         due 1999*

Thirty-fourth            Company to The Fidelity      Bonds of 8-1/2% Series
  January 15, 1974         Bank                         due 2004*

Thirty-fifth             Company to The Fidelity      Bonds of 11% Series due
  October 15, 1974         Bank                         1980*

Thirty-sixth             Company to The Fidelity      Bonds of 11-5/8% Series
  April 15, 1975           Bank                         due 2000*

Thirty-seventh           Company to The Fidelity      Bonds of 11% Series due
  August 1, 1975           Bank                         2000*

Thirty-eighth            Company to The Fidelity      Bonds of 9-1/8% Series
  March 1, 1976            Bank                         due 2006*

Thirty-ninth             Company to The Fidelity      Bonds of 9-5/8% Series
  August 1, 1976           Bank                         due 2002*

Fortieth                 Company to The Fidelity      Bonds of Pollution
  February 1, 1977         Bank                         Control Series A
                                                        and Pollution
                                                        Control Series B*

Forty-first              Company to The Fidelity      Bonds of 8-5/8% Series
  March 15, 1977           Bank                         due 2007*

Forty-second             Company to The Fidelity      Bonds of 8-5/8% Series
  July 15, 1977            Bank                         due 2003*

Forty-third              Company to The Fidelity      Bonds of 9-1/8% Series
  March 15, 1978           Bank                         due 2008*

Forty-fourth             Company to The Fidelity      Bonds of 12-1/2% Series
  October 15, 1979         Bank                         due 2005*

Forty-fifth              Company to The Fidelity      Bonds of 13-3/4% Series
  October 15, 1980        Bank                          due 1992*

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
Forty-sixth              Company to The Fidelity      Bonds of 15-1/4% Series
  March 1, 1981            Bank                         due 1996; amendment
                                                        of Article VIII of
                                                        Mortgage*

Forty-seventh            Company to The Fidelity      Bonds of 15% Series due
  March 1, 1981            Bank                         1996; amendment of
                                                        Article VIII of
                                                        Mortgage*

Forty-eighth             Company to The Fidelity      Bonds of 17-5/8% Series
  July 1, 1981             Bank                         due 2011*

Forty-ninth              Company to The Fidelity      Bonds of 18-3/4% Series
  September 15, 1981       Bank                         due 2009*

Fiftieth                 Company to The Fidelity      Bonds of 18% Series due
  April 1, 1982            Bank                         2012*

Fifty-first              Company to The Fidelity      Bonds of 15-3/8% Series
  October 1, 1982          Bank                         due 2010*

Fifty-second             Company to The Fidelity      Bonds of 13-3/8% Series
  June 15, 1983            Bank                         due 2013*

Fifty-third              Company to Fidelity Bank,    Bonds of 13.05% Series
  November 15, 1984        National Association         due 1994; amendment
                           (formerly The Fidelity       of Article VIII of
                           Bank)                        Mortgage*

Fifty-fourth            Company to Fidelity Bank,     Bonds of 14% Series due
  December 1, 1984        National Association          1988-1994; amendment
                                                        of Article VIII of
                                                        Mortgage*

Fifty-fifth             Company to Fidelity Bank,     Bonds of Pollution
  May 15, 1985            National Association          Control Series C*

Fifty-sixth             Company to Fidelity Bank,     Bonds of Pollution
  October 1, 1985         National Association          Control Series D*

Fifty-seventh           Company to Fidelity Bank,     Bonds of 10-7/8% Series
  November 15, 1985       National Association          due 1995*

Fifty-eighth            Company to Fidelity Bank,     Bonds of 11-3/4% Series
  November 15, 1985       National Association          due 2014*

Fifty-ninth             Company to Fidelity Bank,     Bonds of Pollution
  June 1, 1986            National Association          Control Series E*

Sixtieth                Company to Fidelity Bank,     Bonds of 10-1/4% Series
  November 1, 1986        National Association          due 2016*

Sixty-first             Company to Fidelity Bank,     Bonds of 8-3/4% Series
  November 1, 1986        National Association          due 1994*

Sixty-second            Company to Fidelity Bank,     Bonds of 9-3/8% Series
  April 1, 1987           National Association          due 2017*

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
Sixty-third             Company to Fidelity Bank,     Bonds of 11% Series due
  July 15, 1987           National Association          2016*

Sixty-fourth            Company to Fidelity Bank,     Bonds of 10% Series due
  July 15, 1987           National Association          1997*

Sixty-fifth             Company to Fidelity Bank,     Bonds of 10-1/4% Series
  August 1, 1987          National Association          due 2007*

Sixty-sixth             Company to Fidelity Bank,     Bonds of 11% Series due
  October 15, 1987        National Association          1997*

Sixty-seventh           Company to Fidelity Bank,     Bonds of 12-1/8% Series
  October 15, 1987        National Association          due 2016*

Sixty-eighth            Company to Fidelity Bank,     Bonds of 10% Series due
  April 15, 1988          National Association          1998*

Sixty-ninth             Company to Fidelity Bank,     Bonds of 11% Series due
  April 15, 1988          National Association          2018*

Seventieth              Company to Fidelity Bank,     Bonds of 10% Series due
  June 15, 1989           National Association          2019*

Seventy-first           Company to Fidelity Bank,     Bonds of 9-7/8% Series
  October 1, 1989         National Association          due 2019*

Seventy-second          Company to Fidelity Bank,     Bonds of 9-1/4% Series
  October 1, 1989         National Association          due 1999*

Seventy-third           Company to Fidelity Bank,     Medium-Term Note
  October 1, 1989         National Association          Series A*

Seventy-fourth          Company to Fidelity Bank,     Bonds of 10-1/2% Series
  October 15, 1990        National Association          due 2020*

Seventy-fifth           Company to Fidelity Bank,     Bonds of 10% Series due
  October 15, 1990        National Association          2000*

Seventy-sixth           Company to Fidelity Bank,     Bonds of Pollution
  April 1, 1991           National Association          Control Series F
                                                        and Pollution
                                                        Control Series G*

Seventy-seventh         Company to Fidelity Bank,     Bonds of Pollution
  December 1, 1991        National Association          Control Series H*

Seventy-eighth          Company to Fidelity Bank,     Bonds of 7-1/2% 1992
  January 15, 1992        National Association          Series due 1999*

Seventy-ninth           Company to Fidelity Bank,     Bonds of 8% Series due
  April 1, 1992           National Association          2002*

Eightieth               Company to Fidelity Bank,     Bonds of 8-3/4% Series
  April 1, 1992           National Association          due 2022*

Eighty-first            Company to Fidelity Bank,     Bonds of Pollution
  June 1, 1992            National Association          Control Series I*

Eighty-second           Company to Fidelity Bank,     Bonds of 8-5/8% Series
  June 1, 1992            National Association          due 2022*

SUPPLEMENTAL INDENTURE
      AND DATE                 PARTIES                 PROVIDING FOR:
- ----------------------         -------                 --------------
Eighty-third            Company to Fidelity Bank,     Bonds of 7-1/2% Series
  July 15, 1992           National Association          due 2002*

Eighty-fourth           Company to Fidelity Bank,     Bonds of 8-1/4% Series
  September 1, 1992       National Association          due 2022*

Eighty-fifth            Company to Fidelity Bank,     Bonds of 7-1/8% Series
  September 1, 1992       National Association          due 2002*

Eighty-sixth            Company to Fidelity Bank,     Bonds of 6-5/8% Series
  March 1, 1993           National Association          due 2003*

Eighty-seventh          Company to Fidelity Bank,     Bonds of 7-3/4% Series
  March 1, 1993           National Association          due 2023*

Eighty-eighth           Company to Fidelity Bank,     Bonds of Pollution
  March 1, 1993           National Association          Control Series J,
                                                        Pollution
                                                        Control Series K,
                                                        Pollution Control
                                                        Series L and Pollution
                                                        Control Series M*

Eighty-ninth            Company to Fidelity Bank,     Bonds of 6-1/2% Series
  March 1, 1993           National Association          due 2003*

Ninetieth               Company to Fidelity Bank,     Bonds of 7-3/4% Series
  May 1, 1993             National Association          2 due 2023*

Ninety-first            Company to First Fidelity     Bonds of 7-1/8% Series
  August 15, 1993         Bank, N.A., Pennsylvania      due 2023*

Ninety-second           Company to First Fidelity     Bonds of 6-3/8% Series
  August 15, 1993         Bank, N.A., Pennsylvania      due 2005*

Ninety-third            Company to First Fidelity     Bonds of 5-3/8% Series
  August 15, 1993         Bank, N.A., Pennsylvania      due 1998*

Ninety-fourth           Company to First Fidelity     Bonds of 7-1/4% Series
  November 1, 1993        Bank, N.A., Pennsylvania      due 2024*

Ninety-fifth            Company to First Fidelity     Bonds of 5-5/8% Series
  November 1, 1993        Bank, N.A., Pennsylvania      due 2001*

*And amendment of certain provisions of the Ninth Supplemental Indenture.

    WHEREAS, the respective principal amounts of the bonds of each series presently outstanding under the Mortgage and the several supplemental indentures above referred to, are as follows:

                                                    PRINCIPAL
                 SERIES                              AMOUNT
                 ------                             ---------
   13.05 % Series due 1994 ..................... $   20,000,000
    8-3/4% Series due 1994 .....................    100,000,000
    6-1/8% Series due 1997 .....................     75,000,000
    5-3/8% Series due 1998 .....................    225,000,000
    7-1/2% 1992 Series due 1999 ................    250,000,000
    9-1/4% Series due 1999 .....................     75,000,000
   10    % Series due 2000 .....................     30,069,000
    5-5/8% Series due 2001 .....................    250,000,000
    7-3/8% Series due 2001 .....................     80,000,000
    8    % Series due 2002 .....................    200,000,000
    7-1/8% Series due 2002 .....................    200,000,000
    7-1/2% Series due 2002 .....................    100,000,000
    6-5/8% Series due 2003 .....................    250,000,000
    6-1/2% Series due 2003 .....................    200,000,000
    6-3/8% Series due 2005 .....................     75,000,000
   10-1/4% Series due 2007 .....................     56,875,000
   Pollution Control Series J due 2012 .........     50,000,000
   Pollution Control Series K due 2012 .........     50,000,000
   Pollution Control Series L due 2012 .........     50,000,000
   Pollution Control Series M due 2012 .........      4,200,000
    8-7/8% Pollution Control Series E due 2016..     34,000,000
   10-3/4% Series due 2019 .....................     71,000,000
    9-7/8% Series due 2019 .....................     40,281,000
   Medium-Term Note Series A ...................     85,000,000
   10-1/2% Series due 2020 .....................     58,150,000
    7-3/8% Pollution Control Series F due 2021..     90,000,000
    7.60 % Pollution Control Series G due 2021..     27,030,000
    6.70 % Pollution Control Series H due 2021..    160,560,000
    8-3/4% Series due 2022 .....................    150,000,000
    6-5/8% Pollution Control Series I due 2022..     29,540,000
    8-1/4% Series due 2022 .....................    250,000,000
    8-5/8% Series due 2022 .....................    125,000,000
    7-1/8% Series due 2023 .....................    200,000,000
    7-3/4% Series due 2023 .....................    100,000,000
    7-3/4% Series 2 due 2023 ...................    250,000,000
    7-1/4% Series due 2024 .....................    225,000,000
                                                 --------------
         Total ................................. $4,236,705,000
                                                 ==============
    and

    WHEREAS, the Company deems it advisable and has determined, pursuant to
Article XI of the Mortgage,

    (a) to amend Article II of the Ninth Supplemental Indenture to the Mortgage as heretofore amended;

    (b) to convey, pledge, transfer and assign to the Trustee and to subject specifically to the lien of the Mortgage additional property not therein or in any supplemental indenture specifically described but now owned by the Company and acquired by it by purchase or otherwise; and

    (c) to create a new series of bonds to be issued from time to time under, and secured by, the Mortgage, to be designated PECO Energy Company First and Refunding Mortgage Bonds, Medium-Term Note Series B (hereinafter sometimes called the "bonds of the Medium-Term Note Series B"); and for the above-mentioned purposes to execute, deliver and record this Supplemental Indenture; and

    WHEREAS, the Company has determined by proper corporate action that the terms, provisions and form of the bonds of the New Series shall be substantially as follows:

                          (Form of Face of Bond)

                               PECO ENERGY
                                 COMPANY

REGISTERED                                                       REGISTERED
NUMBER

                    FIRST AND REFUNDING MORTGAGE BOND,
                        MEDIUM-TERM NOTE SERIES B

    PECO Energy Company, a Pennsylvania corporation (hereinafter called the Company), for value received, hereby promises to pay to First Fidelity Bank, National Association as trustee (in such capacity, hereinafter called the Note Trustee) under the Company's Collateralized Note Indenture dated as of October 1, 1989, as previously amended, and as further supplemented by a Second Supplemental Indenture dated as of July 1,1994 (hereinafter called the Collateralized Note Indenture) or registered assigns,
                                          Dollars on July 1, 2025, at the
office or agency of the Company, in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date hereof at the rate of ten percent per annum in like coin or currency, payable at either of the offices aforesaid on January 1 and July 1 in each year until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however, that if the date of authentication of a bond is between the fifteenth day of the calendar month preceding an interest payment date and the interest payment date, interest payment on such bond shall commence on the second interest payment date following the date of authentication.

    The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of this bond entitled to such interest payment, in which case only the registered holder on such record date shall be entitled to receive such payment, notwithstanding any transfer of this bond upon the registration books subsequent to such record date.

    This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under said Mortgage endorsed hereon.

    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, PECO Energy Company has caused this instrument to be signed in its corporate name with the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or a facsimile imprinted hereon, duly attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

                                 PECO ENERGY COMPANY


                                 By _____________________________________
                                                 President

[SEAL]

                                 Attest:

                                 ________________________________________
                                                 Secretary

                        (Form of Reverse of Bond)

                           PECO ENERGY COMPANY
                    First and Refunding Mortgage Bond,
                        Medium-Term Note Series B

                               (CONTINUED)

    This bond is one of a duly authorized issue of bonds of the Company, unlimited as to amount except as provided in the Mortgage hereinafter mentioned or in any indenture supplemental thereto, and is one of a series of said bonds known as First and Refunding Mortgage Bonds, Medium-Term Note Series B. This bond and all other bonds of said issue are issued and to be issued under and pursuant to and are all secured equally and ratably by an indenture of mortgage and deed of trust dated May 1, 1923, duly executed and delivered by The Counties Gas and Electric Company (to which the Company is successor) to Fidelity Trust Company, as Trustee (to which First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, is successor Trustee), as amended, modified or supplemented by ninety-six certain supplemental indentures from the Company or its predecessors to said successor Trustee or its predecessors, said mortgage, as so amended, modified or supplemented being herein called the Mortgage. Reference is hereby made to the Mortgage for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of said bonds and of the Trustee in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued.

    As provided in the Mortgage, the bonds secured thereby may be for various principal sums and are issuable in series, which series may mature at different times, may bear interest at different rates, and may otherwise vary. The bonds of this series mature on July 1, 2025, and are issuable only in registered form without coupons to the Note Trustee in any denomination authorized by the Company. The bonds of this series are being issued solely to provide security for the Company's notes (the "Series B Notes") issued under the Collateralized Note Indenture.

    Any bond or bonds of this series may be exchanged for another bond or bonds of this series in a like aggregate principal amount in authorized denominations, upon presentation at the principal office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the

Borough of Manhattan, The City of New York, all subject to the terms of the Mortgage but without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.

    The bonds of this series are redeemable at the option of the Company, as a whole or in part at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty days and not more than forty-five days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed, addressed to such holder at his address appearing upon the registration books, at a redemption price of 100% of the principal amount together with accrued interest to the date fixed for redemption.

    The principal of this bond may be declared or may become due on the conditions, in the manner and with the effect provided in the Mortgage upon the happening of an event of default as in the Mortgage provided.

    This bond is transferable by the registered holder hereof in person or by attorney, duly authorized in writing, at the principal office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in books of the Company to be kept for that purpose, upon surrender and cancellation hereof, and upon any such transfer, a new registered bond or bonds, without coupons, of this series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor, all subject to the terms of the Mortgage but without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the transfer. The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or interest on this bond to any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation in respect to this bond is hereby expressly waived and released by every holder hereof, except to the extent that such liability may not be waived or released under the provisions of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission thereunder.

                     (End of Form of Reverse of Bond)

    and

    WHEREAS, on the face of each of the bonds of the Medium-Term Note Series B, there is to be endorsed a certificate of the Trustee in substantially the following form, to wit:

                     (Form of Trustee's Certificate)

    This bond is one of the bonds, of the series designated therein, provided for in the within-mentioned Mortgage and in the Ninety-sixth Supplemental Indenture dated as of July 1, 1994.

                          FIRST FIDELITY BANK,
                          NATIONAL ASSOCIATION,
                          TRUSTEE

                          By _________________________________
                                    Authorized Officer

    and

    WHEREAS, all acts and things necessary to make the bonds of the Medium-Term Note Series B, when duly executed by the Company and authenticated by the Trustee as provided in the Mortgage and indentures supplemental thereto, and issued by the Company, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid and enforceable supplement to the Mortgage, have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage and/or under any indenture supplemental thereto, according to their tenor and effect, and according to the terms of the Mortgage and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in the bonds and in the Mortgage and any indenture supplemental thereto respectively contained, and for the proper assuring, conveying, and confirming unto the Trustee, its successors in trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Mortgage and in any indentures supplemental thereto, all and singular the estates, prop-erty and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer, and set over to First Fidelity Bank, National Association, as Trustee, and to its successors in trust and its and their assigns forever, all the following described property, real, personal and mixed of the Company, viz.:

    The real property set forth in Schedule A, attached hereto and hereby made a part hereof, with any improvements thereon erected now owned by the Company but not specifically described in the Mortgage or in any indenture supplemental thereto heretofore executed, in the places set forth in Schedule A.

    Together with all gas works, electric works, plants, buildings, structures, improvements and machinery located upon such real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereinbefore described or referred to or intended so to be, or in any way appertaining thereto, and the reversions, remainders, rents, issues and profits thereof; also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances.

    Also all the Company's electric transmission and distribution lines and systems, substations, transforming stations, structures, machinery, apparatus, appliances, devices and appurtenances.

    Also all the Company's gas transmission and distribution mains, pipes, pipe lines and systems, storage facilities, structures, machinery, apparatus, appliances, devices and appurtenances.

    Also all plants, systems, works, improvements, buildings, structures, fixtures, appliances, engines, furnaces, boilers, machinery, retorts, tanks, condensers, pumps, gas tanks, holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, service pipe, pipe lines, fittings, gates, valves, connections, gas and electric meters, generators, dynamos, fans, supplies, tools and implements, tracks, sidings, motor and other vehicles, all electric light lines, electric power lines, transmission lines, distribution lines, conduits, cables, stations, substations, and distributing systems, motors, conductors, converters, switchboards, shafting, belting, wires, mains, feeders, poles, towers, mast arms, brackets, pipes, lamps, insulators, house wiring connections and all instruments, appliances, apparatus, fixtures, fittings and equipment and all stores, repair parts, materials and supplies of every nature and kind whatsoever now or hereafter owned by the Company in connection with or appurtenant to its plants and systems for production, purchase, storage, transmission, distribution, utilization and sale of gas and its by-products and residual products, and/or for the generation, production, purchase, storage, transmission, distribution, utilization and sale of electricity, or in connection with such business.

    Also all the goodwill of the business of the Company, and all rights, claims, contracts, leases, patents, patent rights, and agreements, all accounts receivable, accounts, claims, demands, choses in action, books of account, cash assets, franchises, ordinances, rights, powers, easements, water rights, riparian rights, licenses, privileges, immunities, concessions and consents now or hereafter owned by the Company in connection with or appurtenant to its said business.

    Also all the right, title and interest of the Company in and to all contracts for the purchase, sale or supply of gas, and its by-products and residual products of electricity and electrical energy, now or hereafter entered into by the Company with the right on the part of the Trustee, upon the happening of an event of default as defined in the Mortgage as supplemented by any supplemental indenture, to require a specific assignment of any and all such contracts, whenever it shall request the Company to make the same.

    Also all rents, tolls, earnings, profits, revenues, dividends and income arising or to arise from any property now owned, leased, operated or controlled or hereafter acquired, leased, operated or controlled by the Company and subject to the lien of the Mortgage and indentures supplemental thereto.

    Also all the estate, right, title and interest of the Company, as lessee, in and to any and all demised premises under any and all agreements of lease now or at any time hereafter in force, insofar as the same may now or hereafter be assignable by the Company.

    Also all other property, real, personal and mixed not hereinbefore specified or referred to, of every kind and nature whatsoever, now owned, or which may hereafter be owned by the Company (except shares of stock, bonds or other securities not now or hereafter specifically pledged under the Mortgage and indentures supplemental thereto or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto), together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining and the reversions, remainder or remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever as well in law as in equity of the Company of, in and to the same and every part and parcel thereof.

    It is the intention and it is hereby agreed that all property and the earnings and income thereof acquired by the Company after the date hereof shall be as fully embraced within the provisions hereof and subject to the lien hereby created for securing the payment of all bonds, together with the interest thereon, as if the property were now owned by the Company and were specifically described herein and conveyed hereby, provided nevertheless, that no shares of stock, bonds or other securities now or hereafter owned by the Company, shall be subject to the lien of the Mortgage and indentures supplemental thereto unless now or hereafter specifically pledged or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto.

    TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be, including after-acquired property, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successors in the trust hereby created, and its and their assigns forever;

    IN TRUST NEVERTHELESS, for the equal and pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds secured by the Mortgage and indentures supplemental thereto, without preference, priority or distinction (except as provided in Section 1 of Article VIII of the Mortgage) as to lien or otherwise of any bond of any series over or from any other bond, so that (except as aforesaid) each and every of the bonds issued or to be issued, of whatsoever series, shall have the same right, lien, privilege under the Mortgage and indentures supplemental thereto and shall be equally secured thereby and hereby, with the same effect as if the bonds had all been made, issued and negotiated simultaneously on the date of the Mortgage.

    AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

    It is hereby covenanted that all bonds secured by the Mortgage and indentures supplemental thereto with the coupons appertaining thereto, are issued to and accepted by each and every holder thereof, and that the property aforesaid and all other property subject to the lien of the Mortgage and indentures supplemental thereto is held by or hereby conveyed to the Trustee, under and subject to the trusts, conditions and limitations set forth in the Mortgage and indentures supplemental thereto and upon and subject to the further trusts, conditions and limitations hereinafter set forth, as follows, to wit:

                                ARTICLE I.

                          AMENDMENTS OF MORTGAGE

    Article II of the Ninth Supplemental Indenture to the Mortgage, as heretofore amended, is hereby further amended as follows:

    By deleting from paragraph (d) of Section 5 and from the first clause of Section 9, the following:

    "or 5-5/8% Series due 2001"

and by inserting in lieu thereof, in both instances, the following:

    ", 5-5/8% Series due 2001 or Medium-Term Note Series B"

                               ARTICLE II.

                  BONDS OF THE MEDIUM-TERM NOTE SERIES B

    Section 1. The bonds of the Medium-Term Note Series B shall be designated as "PECO Energy Company First and Refunding Mortgage Bonds, Medium-Term Note Series B," subject however, to the provisions of Section 2 of Article I of the Mortgage, as amended, and are issuable only as registered bonds without coupons, substantially in the form hereinbefore recited; and the issue thereof shall be limited to $250,000,000 principal amount. The bonds of said series shall be redeemable as provided in
Article IV of this Supplemental Indenture.

    The bonds of such series shall bear interest from the date thereof and shall be dated as of the interest payment date to which interest was paid on the bond or bonds in exchange for which such bond is being issued unless
(a) such date of issue is an interest payment date to which interest was paid or (b) issued prior to the occurrence of the first interest payment date for such bond, in which event such bonds shall be dated the date of authentication. The bonds of said series shall mature on July 1, 2025.

    The bonds of the Medium-Term Note Series B shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 10 percent per annum, payable on January 1 and July 1 (each, an interest payment date) of each year commencing with the interest payment date following the date of authentication, until the Company's obligation with respect to the payment of the principal thereof shall have been discharged; provided, however, that if the date of authentication of a bond is between the fifteenth day of the calendar month preceding an interest payment date and the interest payment date, interest payments on such bond shall commence on the second interest payment date following the date of authentication. Both principal and interest on bonds of such series shall be payable at the office or agency of the Company in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and shall be payable in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

    The bonds of the Medium-Term Note Series B shall be in denominations of $1,000 and any larger amount in integral multiples of $1,000.

    Section 2. The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of each bond of Medium-Term Note Series B entitled to such interest payment, in which case only the registered holder of such bond on such record date shall be entitled to receive such payment, notwithstanding any transfer of such bond upon the registration books subsequent to such record date.

    Section 3. The bonds of the Medium-Term Note Series B shall be issued under and subject to all of the terms and provisions of the Mortgage, of the indentures supplemental thereto referred to in the recitals hereof and of this Supplemental Indenture which may be applicable to said bonds or applicable to all bonds issued under the Mortgage and indentures supplemental thereto.

                               ARTICLE III.

                 ISSUE AND AUTHENTICATION OF BONDS OF THE
                        MEDIUM-TERM NOTE SERIES B

    In addition to any bonds of any series which may from time to time be executed by the Company and authenticated and delivered by the Trustee upon compliance with the provisions of the Mortgage and/or of any indenture supplemental thereto, bonds of the Medium-Term Note Series B of an aggregate principal amount not exceeding

$250,000,000 shall forthwith be executed by the Company and deposited with the Trustee for safekeeping in accordance with Section 6 of Article II of the Mortgage, as amended, pursuant to a resolution of the Board of Directors of the Company and the written order of the President, a Vice President, or the Treasurer of the Company, under the terms and provisions of paragraph (c) of Section 3 of Article II of the Mortgage, as amended; provided, that the Trustee shall have obtained all documents required for the authentication and delivery of such bonds pursuant to paragraph (c) of
Section 3 of Article II of the Mortgage, as amended, except the opinion required by paragraph (4) of Section 6 of Article II of the Mortgage, as amended; and in lieu of such opinion, the Trustee shall have received the opinion specified in such paragraph to be given when bonds are to be deposited with the Trustee.

    Section 2. After such deposit, the Trustee, whether or not this Supplemental Indenture shall have been recorded, shall authenticate bonds of such series upon receipt of (i) a written order of the President, a Vice President, or the Treasurer of the Company specifying the principal amount of bonds of such series to be authenticated and the authentication date,
(ii) an opinion of counsel pursuant to paragraphs (4) and (6) of Section 6 of Article II of the Mortgage, as amended, which opinion shall also confirm the opinion of counsel delivered to the Trustee in connection with said deposit, (iii) a Secretary's certificate, as of the date of such authentication, confirming that the resolutions delivered to the Trustee in connection with said deposit have not been rescinded and remain in full force and effect, and (iv) certificates of appropriate officers pursuant to paragraphs (3) and (6) of Section 6 of Article II of the Mortgage, as amended, or as otherwise needed to confirm the correctness of the documents delivered as of the date of such deposit of such bonds; provided, that if any of such documents are incorrect as of any such date of authentication or must otherwise be modified to meet the requirements of authentication and delivery pursuant to paragraph (c) of Section 3 of Article II of the Mortgage, as amended, such correction and modification shall be made by the Company in order to deliver to the Trustee the documents required by this
Article III and the other applicable provisions of the Mortgage, as amended.

                               ARTICLE IV.

                        REDEMPTION OF BONDS OF THE
                        MEDIUM-TERM NOTE SERIES B

    Section 1. The bonds of the Medium-Term Note Series B shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty days and not more than forty-five days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price (of 100% of the principal amount), together with accrued interest to the date fixed for redemption.

    Section 2. In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of the Medium-Term Note Series B as hereinbefore provided it shall comply with all the terms and provisions of Article III of the Mortgage, as amended, applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article III and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, all as hereinbefore set forth in Section 1 of this Article. No publication of notice of any redemption of any bonds of the Medium-Term Note Series B shall be required.

                                ARTICLE V.

                   CERTAIN EVENTS OF DEFAULT; REMEDIES

    Section 1. So long as any bonds of the Medium-Term Note Series B remain outstanding, in case one or more of the following events shall happen, such events shall, in addition to the events of default heretofore enumerated in paragraphs (a) through (d) of Section 2 of Article VIII of the Mortgage, constitute an "event of default" under the Mortgage, as fully as if such events were enumerated therein:

         (e) default shall be made in the due and punctual payment of the principal (including the full amount of any applicable optional redemption price) of the bond or bonds of the Medium-Term Note Series B, whether at the maturity of said bonds, or at a date fixed for redemption of said bonds, or any of them, or by declaration as authorized by the Mortgage;

    Section 2. So long as any bonds of the Medium-Term Note Series B remain outstanding, Section 10 of Article VIII of the Mortgage, as heretofore amended, is hereby further amended by inserting in the first paragraph of such Section 10, immediately after the words "as herein provided," at the end of clause (2) thereof, the following:

         "or (3) in case default shall be made in any payment of any interest on any bond or bonds secured by this indenture or in the payment of the principal (including the applicable optional redemption price) of any bond or bonds secured by this indenture, where such default is not of the character referred to in clause (1) or (2) of this Section 10 but constitutes an event of default within the meaning of Section 2 of this Article VIII."

                               ARTICLE VI.

                    CREDITS WITH RESPECT TO PRINCIPAL
                            OF AND INTEREST ON
                  BONDS OF THE MEDIUM-TERM NOTE SERIES B
                            AUTHORIZED HEREBY

    Section 1. In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the bonds of the Medium-Term Note Series B, the Company shall be entitled to credits against amounts otherwise payable in respect of the bonds of the Medium-Term Note Series B in an amount corresponding to (i) the principal amount of any Series B Notes surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Series B Notes, regardless of the source of payment to the Note Trustee of such moneys and (iii) interest due on the bonds of the Medium-Term Note Series B in excess of interest due on the Series B Notes. The Note Trustee shall make notation on such bonds authorized hereby of any such credit under clause (iii) above.

    Section 2. The cancellation and delivery by the Note Trustee to the Trustee of bonds of the Medium-Term Note Series B under clause (i) or (ii) of Section 1 of Article VI hereof, or the notation on such bonds under clause (iii) of Section 1 of Article VI hereof shall be conclusive evidence of a credit under Section 1 of Article VI hereof, and the Trustee shall accept such cancellation and delivery or notation as such evidence without further investigation or verification of the matters stated herein.

                               ARTICLE VII.

                          CONCERNING THE TRUSTEE

    The Trustee hereby accepts the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as amended and supplemented, and upon the following terms and conditions:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                              ARTICLE VIII.

                              MISCELLANEOUS

    Section 1. Unless otherwise clearly required by the context, the term "Trustee," or any other equivalent term used in this Supplemental
Indenture, shall be held and construed to mean the trustee under the Mortgage for the time being whether the original or a successor trustee.

    Section 2. The headings of the Articles of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning of the same.

    Section 3. Nothing expressed or mentioned in or to be implied from this Supplemental Indenture or in or from the bonds of the Medium-Term Note Series B is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors, and the holders of bonds secured by the Mortgage and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such bonds or the Mortgage or any indenture supplemental thereto, or any covenant, condition or provision therein or in this Supplemental Indenture contained. All the covenants, conditions and provisions thereof and hereof are for the sole and exclusive benefit of the parties hereto and their successors and of the holders of bonds secured by the Mortgage and indentures supplemental thereto.

    Section 4. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.

    Section 5. This Supplemental Indenture is dated and shall be effective
as of July 1, 1994, but was actually executed and delivered on          ,
1994.

    IN WITNESS WHEREOF, the parties of the first and second parts hereto have caused their corporate seals to be hereunto affixed and the President or a Vice President of the party of the first part and the President or a Vice President of the party of the second part, under and by the authority vested in them, have hereto affixed their signatures and their Secretaries or Assistant Secretaries have duly attested the execution hereof the day
of       , 1994.

                          PECO ENERGY COMPANY


                          By _______________________________________
                                        M. W. Rimerman
                                        Vice President

                          [SEAL]


                          Attest ___________________________________
                                         T. D. Cutler
                                     Assistant Secretary

                          FIRST FIDELITY BANK,
                          NATIONAL ASSOCIATION,



                          By _______________________________________
                                         G. J. Rayzis
                                        Vice President

                          [SEAL]


                          Attest ___________________________________
                                         J. H. Clapham
                                      Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA

                                        ss.

COUNTY OF PHILADELPHIA

    BE IT REMEMBERED, that on the      day of       , 1994, before me, the
subscriber, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally appeared M. W. Rimerman and T. D. Cutler, who being duly sworn according to law deposed and said that they are a Vice President and an Assistant Secretary, respectively, of PECO Energy Company, a corporation, and that they, being authorized to do so, in due form of law acknowledged the foregoing Supplemental Indenture to be their act and deed and desired that the same might be recorded as such.

    WITNESS my hand and seal the day and year aforesaid.

COMMONWEALTH OF PENNSYLVANIA

                                        ss.

COUNTY OF PHILADELPHIA

    BE IT REMEMBERED, that on the      day of       , 1994, before me, the
subscriber, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally appeared G. J. Rayzis and J. H. Clapham, who being duly sworn according to law deposed and said that they are a Vice President and an Assistant Secretary of First Fidelity Bank, National Association, a corporation, and that they, being authorized to do so, in due form of law acknowledged the foregoing Supplemental Indenture to be their act and deed and desired that the same might be recorded as such.

    WITNESS my hand and seal the day and year aforesaid.

    I hereby certify that I am not an officer or director of said First Fidelity Bank, National Association.

                         CERTIFICATE OF RESIDENCE

    First Fidelity Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence in the City of Philadelphia is N.E. Cor. Broad and Walnut Streets in the City of Philadelphia, Pennsylvania.


                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION


                   By ____________________________________________
                                    G. J. Rayzis
                                    Vice President